VANGUARD GUARANTY


     THIS VANGUARD GUARANTY (this "Guaranty") is made as of the 20th day of February, 1998, by Vanguard Cellular Systems, Inc. (the "Guarantor") in favor of the Secured Parties (as defined below).


                              W I T N E S S E T H:


     WHEREAS, pursuant to that certain Third Amended and Restated Facility A Loan Agreement dated as of even date herewith (as the same may be hereafter amended, modified, supplemented or restated from time to time, the "Facility A Loan Agreement") by and among the Borrower (as defined therein), the Co-Administrative Agents (as defined therein), the Funding Agent (as defined therein), the Documentation Agent (as defined therein), the Syndication Agent (as defined therein), the Collateral Agent (as defined therein) (the Co-Administrative Agents, the Funding Agent, the Documentation Agent, the Syndication Agent and the Collateral Agent, collectively, being referred to herein as the "Facility A Agents"), the Issuing Bank (as defined therein), the Swing Line Lender (as defined therein) and the Lenders (as defined therein) signatory thereto (together with the Issuing Bank and the Swing Line Lender, the "Facility A Banks"), the Facility A Banks have agreed to extend a credit facility to the Borrower evidenced by the promissory notes in favor of each Facility A Bank (as executed on the date hereof and as each may hereafter be amended, modified, renewed or extended from time to time, collectively, the "Facility A Notes");

     WHEREAS, pursuant to that certain Facility B Loan Agreement dated as of even date herewith (as the same may be hereafter amended, modified, supplemented or restated from time to time, the "Facility B Loan Agreement") by and among the Borrower (as defined therein), the Co-Administrative Agents (as defined therein), the Funding Agent (as defined therein), the Documentation Agent (as defined therein), the Syndication Agent (as defined therein), the Collateral Agent (as defined therein) (the Co-Administrative Agents, the Funding Agent, the Documentation Agent, the Syndication Agent and the Collateral Agent are referred to herein collectively as the "Facility B Agents"), and the Lenders (as defined herein) signatory thereto (the "Facility B Banks"), the Facility B Banks have agreed to extend a credit facility to the Borrower evidenced by the promissory notes in favor of each Facility B Bank (as executed on the date hereof and as each may hereafter be amended, modified, renewed or extended from time to time, collectively, the "Facility B Notes"); and

     WHEREAS, the Borrower is a wholly-owned Subsidiary of the Guarantor and the Guarantor and the Subsidiaries collectively are engaged in and are mutually dependent on each other in conducting the business of owning, operating and investing in Cellular Systems


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

and other wireless communications and related businesses as an integrated operation with the Borrower;

     WHEREAS, the Guarantor will realize substantial direct and indirect benefits as a result of the Facility A Loans made to the Borrower pursuant to the Facility A Loan Agreement and of the Facility B Loans made to the Borrower pursuant to the Facility B Loan Agreement;

     WHEREAS, as a condition precedent to the effectiveness of the Loan Agreements (as defined below), and each of them, the Guarantor is required to enter into this Guaranty;

     WHEREAS, the obligations of the Guarantor hereunder are secured by the security interest granted to the Collateral Agent, for the benefit of the Secured Parties, and each of them, by the Guarantor pursuant to the Vanguard Pledge Agreement dated as of February 20, 1998 (the "Vanguard Pledge Agreement") between the Collateral Agent and the Guarantor, and by all other Security Documents given by the Guarantor;

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees with the Secured Parties as follows:

     1. Definitions. All capitalized terms used herein shall have the meanings ascribed to them in each of the Loan Agreements to the extent not otherwise defined or limited herein. For the purpose of this Guaranty, (a) "Loan Agreements" shall mean the Facility A Loan Agreement and the Facility B Loan Agreement; (b) "Banks" shall mean the Facility A Banks and the Facility B Banks
(c) "Secured Parties" shall mean the Facility A Agents, the Facility B Agents and the Banks; (d) "Notes" shall mean the Facility A Notes and the Facility B Notes; and (e) "Guaranteed Agreements" shall mean the Notes and the Loan Agreements, and the other Loan Documents executed by the Borrower in connection therewith, as each may be amended, modified or extended from time to time; and.

     2. Guaranty. The Guarantor hereby guarantees to the Secured Parties, and each of them, the full and prompt payment and performance of the Obligations, together with all the obligations of the Borrower pursuant to the Guaranteed Agreements, or any of them, including any interest thereon, plus reasonable and actual attorneys' fees and expenses if the obligations represented by this Guaranty are collected by law, through an attorney-at-law or under advice therefrom.

     3. Guaranty Absolute. Regardless of whether any proposed guarantor or any other Person shall become in any other way responsible to the Secured Parties, or any of them, for or in respect of the Obligations or any part thereof, and regardless of whether any Person now or hereafter responsible to the Secured Parties, or any of them, for the Obligations or any part thereof, whether under this Guaranty or otherwise, shall cease to be so liable, the Guarantor


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

hereby declares and agrees that this Guaranty shall be a joint and several obligation, a continuing guaranty and operative and binding until the earlier of such time as (i) the Obligations shall have been paid or performed in full and the Banks, and each of them, shall have no further obligation to make Advances under the Loan Agreements, or either of them, or (ii) the Guarantor shall have satisfied all of its obligations under this Guaranty.

     4. Integration. Upon execution and delivery of this Guaranty by the Guarantor to the Collateral Agent, this Guaranty shall be deemed to be finally executed and delivered by the Guarantor and shall not be subject to or affected by any promise or condition affecting or limiting the Guarantor's liability, except as stated in the Loan Agreements, or either of them. No statement, representation, agreement or promise heretofore made on the part of the Secured Parties and the Borrower, or any of them, or any officer, employee or agent of any of the foregoing, forms any part of this Guaranty unless contained herein, has induced the making thereof or shall in any way affect the Guarantor's liability hereunder.

     5. Amendment and Waiver. No alteration or waiver of this Guaranty or of any of its terms, provisions or conditions shall be binding upon the parties against whom enforcement is sought unless made in writing and signed by an authorized officer of such party.

     6. Dealings with the Borrower, Etc. The Secured Parties, or any of them, may, from time to time, to the extent permitted by the Loan Agreements, or either of them, may from time to time, without exonerating or releasing the Guarantor in any way under this Guaranty, (i) take such further or other security or securities for the Obligations, or any part thereof, as the Secured Parties, or any of them, may deem proper, or (ii) release, discharge, abandon or otherwise deal with or fail to deal with any guarantor of the Obligations or any security or securities therefor or any part thereof now or hereafter held by the Secured Parties, or any of them, or (iii) amend, modify, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of the Guaranteed Agreements, all as the Secured Parties, or any of them, may consider, in their or its sole discretion expedient or appropriate. Without limiting the generality of the foregoing or of Section 7 hereof, it is understood that the Secured Parties, or any of them, to the extent permitted by the Loan Agreements, or either of them, may, without exonerating or releasing the Guarantor, give up, or modify or abstain from perfecting or taking advantage of, any security for the Obligations and accept or make any compositions or arrangements, and realize upon any security for the Obligations when, and in such manner, and with or without notice to the Guarantor, except as required by Applicable Law, all as the Secured Parties, or any of them, in their or its sole discretion, deems expedient and consistent with the Loan Agreements, or either of them.

     7. Guaranty Unconditional. The Guarantor acknowledges and agrees that no change in the nature or terms of the Obligations, any of the Guaranteed Agreements or other agreements, instruments or contracts evidencing, related to or attendant with the Obligations (including, without limitation any novation), shall discharge all or any part of the liabilities


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

and obligations of the Guarantor pursuant to this Guaranty; it being the purpose and intent of the Guarantor and the Secured Parties, and each of them, that the covenants and agreements and all liabilities and obligations of the Guarantor hereunder are absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, the Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty is fully and indefeasibly performed, the Guarantor's undertakings hereunder shall not be released, in whole or in part, by reason of (a) any action or thing which might, but for this Section 7, be deemed a legal or equitable discharge of a surety or guarantor, (b) any waiver of the Secured Parties, or any of them, (c) the failure of the Secured Parties, or any of them, to proceed promptly or otherwise, (d) any action taken or omitted by the Secured Parties, or any of them, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, the Guarantor or
(e) further dealings between the Borrower or any other guarantor or surety, on the one hand, and the Secured Parties, or any of them, on the other hand. The Guarantor hereby expressly waives and surrenders any defense to its liability hereunder and any right of counterclaim or offset of any nature or description which it may have or which may exist based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.

     8. Setoff. The Secured Parties, and each of them, may, without demand or notice of any kind upon or to the Guarantor, at any time or from time to time when any amount shall be due and payable hereunder by the Guarantor, if the Borrower shall not have timely paid any of the Obligations (after the lapse of any applicable cure period), appropriate and apply to any portion of the Obligations hereby guaranteed and in such order of application as the Secured Parties, or any of them, may from time to time elect in accordance with the Loan Agreements, or either of them, any property, balances, credit accounts or moneys of the Guarantor in the possession or under the control of the Secured Parties, or any of them, for any purpose.

     9. Loans in Excess of the Maximum Guaranteed Amount. The creation or existence from time to time of Obligations in excess of the amount committed to or outstanding on the date of this Guaranty is hereby authorized, without notice to the Guarantor, and shall in no way impair or affect this Guaranty or the rights of the Secured Parties, or any of them, hereunder. The Guarantor agrees that the Obligations guaranteed hereunder may at any time and from time to time exceed the Maximum Guaranteed Amount of the Guarantor, without impairing its liability under this Guaranty or affecting the rights and remedies of the Secured Parties, or any of them, hereunder. Anything in this Guaranty to the contrary notwithstanding, it is the intention of the Guarantor and the Secured Parties, and each of them, that the Guarantor's obligations hereunder shall not exceed the Maximum Guaranteed Amount. The "Maximum Guaranteed Amount" with respect to the Guarantor, shall mean the greater of (a) the amount of economic benefit received, directly or indirectly, by the Guarantor pursuant to the Guaranteed Agreements, or any of them, and (b) the maximum amount which would be paid out by the Guarantor without rendering this Guaranty void or voidable under Applicable Law including, without limitation, Title 11 of the United States Code, as amended, and applicable state law regarding fraudulent conveyances.



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

     10. Bankruptcy of Borrower. Upon the bankruptcy or winding up or other distribution of assets of the Borrower or of any surety or guarantor other than the Guarantor for any Obligations to the Secured Parties, or any of them, the rights of the Secured Parties, and each of them, against the Guarantor shall not be affected or impaired by the omission of the Secured Parties, or any of them, to prove the claim or the full claim of any of them, as appropriate, and the Secured Parties, or any of them, may prove such claims as any of them sees fit or refrain from proving any claim and, in their or its sole discretion, may value as any of them sees fit or refrain from valuing any security held by any of them without in any way releasing, reducing or otherwise affecting the liability of the Guarantor to the Secured Parties, or any of them.

     11. Application of Payments. Payments by the Guarantor hereunder shall be made to the Collateral Agent to be applied to the Guaranteed Obligations pro rata based upon the amount of the Facility A Loans, the Letter of Credit Obligations, the Swing Line Loans and the Facility B Loans, in each case to the aggregate amount of the Facility A Loans, the Letter of Credit Obligations, the Swing Line Loans and the Facility B Loans outstanding. Upon receipt of any amounts hereunder, the Collateral Agent shall promptly distribute the appropriate amounts to the Funding Agent under each of the Loan Agreements. Any amount received by the Secured Parties, or any of them, from whatsoever source and applied toward the payment of the Obligations shall be applied in the order of application set forth in the immediately preceding sentence; provided, however, that if any of the Banks obtains payment from any source on account of the Facility A Loans and Facility B Loans made by any such Bank in excess of its ratable share of the Facility A Loans and the Facility B Loans such Bank shall forthwith purchase from the other Banks such participations in the Facility A Loans and the Facility B Loans, as the case may be, as provided in the applicable Loan Agreement.

     12. Waivers of Guarantor. The Guarantor hereby expressly waives: (a) notice of acceptance of this Guaranty; (b) notice of the existence or creation of all or any of the Obligations; (c) presentment, demand, notice of dishonor, protest and all other notices whatsoever; (d) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder or any security for any of the foregoing; and (e) all rights of subrogation, indemnification, contribution and reimbursement from the Borrower, all rights to enforce any remedy which the Secured Parties, or any of them, may have against the Borrower and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Secured Parties, or any of them, in respect of the Obligations, even upon payment in full of the Obligations, except to the extent such waiver would be expressly prohibited by Applicable Law. Any money received by the Guarantor in violation of this Section shall be held in trust by the Guarantor for the benefit of the Secured Parties, and each of them. If a claim is ever made upon the Secured Parties, or any of them, for the repayment or recovery of any amount or amounts received by such Person in payment of any of the Obligations and such Person repays all or part of such amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over


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

such Person or any of its property or (b) any settlement or compromise of any such claim effected by such Person with any such claimant, including, without limitation, the Borrower, then the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and the Guarantor shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

     13. Assignment of Guaranteed Obligations. The Secured Parties, and each of them, may, to the extent permitted under the Loan Agreements, or either of them, and without notice of any kind, sell, assign or transfer all or any part of the Obligations and, in such event, each and every immediate and successive assignee, transferee or holder of all or any of the Obligations shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits; provided, however, the Secured Parties, and each of them, shall have an unimpaired right, prior and superior to that of any such assignee, transferee or holder, to enforce this Guaranty for the benefit of the Secured Parties, or any of them, as to so much of the Obligations as the Secured Parties have not sold, assigned or transferred.

     14. Remedies Cumulative. No delay by the Secured Parties, or any of them, in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Secured Parties, or any of them, of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action by the Secured Parties, or any of them, permitted hereunder shall in any way impair or affect this Guaranty. For purposes of this Guaranty, the Obligations shall include, without limitation, all Obligations of the Borrower to the Secured Parties, or any of them, notwithstanding any right or power of any third party, individually or in the name of the Borrower and the Secured Parties, or any of them, to assert any claim or defense as to the invalidity or unenforceability of any such Obligation, and no such claim or defense shall impair or affect the obligations of the Guarantor hereunder.

     15. Successors and Assigns. This Guaranty shall be binding upon the Guarantor, its successors and assigns, and inure to the benefit of the successors and assigns of the Secured Parties, and each of them. The Guarantor may not assign its rights or obligations under this Guaranty or any other Loan Document without the prior consent of the Secured Parties.

     16. Guaranty of Payment; Notice. This is a guaranty of payment, not of collection. In the event that the Secured Parties, or any of them, make a demand upon the Guarantor under this Guaranty, the Guarantor shall be held and bound to the Secured Parties, and each of them directly as debtor in respect of the payment of the amounts hereby guaranteed. All


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

reasonable costs and expenses, including, without limitation reasonable attorneys' fees and expenses, incurred by the Secured Parties, or any of them, in obtaining performance of or collecting payments due under this Guaranty to the extent permitted by the Loan Agreements, or either of them, shall be deemed part of the Obligations guaranteed hereby. Any notice or demand which the Secured Parties, or any of them, may wish to give shall be served upon the Guarantor in the fashion prescribed for notices in Section 11.1 of each of the Loan Agreements, and any notice so sent shall be deemed to be served as set forth in Section 11.1 of each of the Loan Agreements.

     17. Loans Benefit Guarantor. The Guarantor expressly represents and acknowledges that any financial accommodations by the Secured Parties, or any of them, to the Borrower, including, without limitation, the extension of the Facility A Loans and the Facility B Loans, or any of them, are and will be of direct interest, benefit and advantage to the Guarantor. The Guarantor hereby represents, warrants, covenants and agrees in favor of the Secured Parties, and each of them, that: (a) the Guarantor will furnish to the Borrower for delivery to the Secured Parties, and each of them, at such time or times as specified in the Guaranteed Agreements, financial statements and other information concerning the financial condition of the Guarantor as the Secured Parties, or any of them, may require from time to time; (b) the Guarantor will furnish to the Borrower for delivery to the Secured Parties, and each of them, promptly following the filing thereof, any filings made by the Guarantor with the SEC or any reports provided by the Guarantor to its shareholders; (c) the Guarantor will furnish to the Secured Parties, or any of them, promptly upon receipt thereof, copies of any notices received under the Vanguard Debentures or the Vanguard Indenture; and (d) none of the Secured Parties, nor any of them, will have any obligation to investigate the financial condition or affairs of the Borrower for the benefit of the Guarantor nor to advise the Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Borrower that might come to the knowledge of such Person at any time, whether or not such Person knows or believes or has reason to know or believe that any such fact or change is unknown to the Guarantor or might (or does) materially increase the risk of the Guarantor as guarantor or might (or would) affect the willingness of the Guarantor to continue as guarantor with respect to the Obligations.

     18. Inspections; Records. The Guarantor covenants and agrees that so long as any amount is owing on account of the Facility A Loans, the Facility B Loans and the Notes, or any of them, or otherwise pursuant to this Guaranty, the Guarantor shall permit, as provided in the Loan Agreements, or either of them, with respect to the Borrower, representatives of the Secured Parties, or any of them, to visit and inspect properties of the Guarantor, inspect the Guarantor's books and records and discuss with the principal officers of the Guarantor its businesses, assets, liabilities, financial positions, results of operations and business prospects.

     19. Event of Default. The occurrence of any one or more of the following events shall constitute an event of default (an "Event of Default") under this
Guaranty: (a) the failure of the Guarantor to perform, observe, or comply with
(i) any of the provisions of this Guaranty


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

other than the payment provisions which failure shall not be cured within a period of fifteen (15) days from the occurrence thereof or (ii) the payment provisions of this Guaranty; (b) the occurrence and continuance of an Event of Default under any of the Loan Documents (as defined therein); or (c) any information contained in any financial statement, application, schedule, report or any other document given by the Guarantor, the Borrower or any other Person in connection with this Guaranty shall prove to be incorrect or misleading in any material respect.

     Upon the occurrence and during the continuance of an Event of Default under this Guaranty, the Collateral Agent, upon instruction of the Banks, or either of them, may declare an amount equal to any or all of the then unpaid balance of the Obligations (whether then due or not) to be immediately due and payable by the Guarantor, and the Guarantor shall on demand pay the same to the Collateral Agent, on behalf of the Banks, or any of them, in immediately available funds, in lawful money of the United States of America.

     20. Solvency. The Guarantor expressly represents and warrants that as of the date hereof and after giving effect to the transaction contemplated by the Loan Agreements, or either of them, (i) the property of the Guarantor, at a fair valuation, will not exceed its debt; (ii) the capital of the Guarantor will not be unreasonably small to conduct its business; (iii) the Guarantor will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (iv) the present fair salable value of the assets of the Guarantor will be materially greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this Section 20, "debt" means any liability on a claim, and "claim" means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

     21. Jurisdiction and Venue. If any action or proceeding shall be brought by the Collateral Agent and the Secured Parties, or any of them, in order to enforce any right or remedy under this Guaranty or any other Loan Document to which the Guarantor is party, the Guarantor hereby consents to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Guaranty. The Guarantor hereby agrees, to the extent permitted by Applicable Law, that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrower, as set forth in Section
11.1 of each of the Loan Agreements, and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Guarantor agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in


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

any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     22. Severability. If any paragraph or part thereof shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Guaranty shall remain in full force and effect and shall not be affected by such holding or adjudication.

     23. Time of the Essence. Time is of the essence with regard to the Guarantor's performance of its obligations hereunder.

     24. Ratification. The Guarantor hereby ratifies and affirms each and every representation, warranty, covenant and other agreement made on its behalf by the Borrower in the Loan Agreements, or either of them.

     25. GOVERNING LAW. THE PROVISIONS OF THIS GUARANTY SHALL BE CONSTRUED AND INTERPRETED, AND ALL RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK. THIS GUARANTY, TOGETHER WITH ALL DOCUMENTS REFERRED TO HEREIN, CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS ADDRESSED HEREIN AND MAY NOT BE MODIFIED EXCEPT AS PERMITTED BY THE LOAN AGREEMENTS, OR EITHER OF THEM.

     26. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY AGREES TO WAIVE AND HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE GUARANTOR, THE SECURED PARTIES AND ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS, OR ANY OF THEM, IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION 26.

     27. Loan Document. This Guaranty shall be a Loan Document for all purposes of the Loan Agreements and the other Loan Documents, and each of them.

     28. Regulatory Compliance. Notwithstanding anything herein which may be construed to the contrary, (a) no action shall be taken by the Collateral Agent which may


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

require the consent or approval of the FCC unless and until all requirements of the Communications Act of 1934 and any applicable rules and regulations thereunder requiring the consent to or approval of such action by the FCC have been satisfied and (b) no action shall be taken by the Collateral Agent which may require the consent or approval of the State of New York Public Service Commission unless and until any and all such consents or approvals of the State of New York Public Service Commission have been obtained. The Borrower covenants that upon request of the Collateral Agent it will cause to be filed such applications and take such other action as may be requested by the Collateral Agent to obtain consent or approval of the FCC and the State of New York Public Service Commission, as applicable, to any action contemplated by this Agreement and to give effect to the security interest of the Collateral Agent, including, without limitation, the execution of an application for consent by the FCC to an assignment or transfer involving a change in ownership or control pursuant to the provisions of the Communications Act of 1934.

     29. Headings. The section headings used herein are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof, nor be used in connection with the interpretation of any terms or provisions hereof.


                  [Remainder of page intentionally left blank]


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


         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and sealed as of the date first above written.


GUARANTOR:                               VANGUARD CELLULAR SYSTEMS, INC.


                                         By:     /s/   Stephen L. Holcombe
                                                 -------------------------------
                                                 Stephen L. Holcombe
                                                 Executive Vice President
[CORPORATE SEAL]
                                         Attest: /s/   Richard C. Rowlenson
                                                 -------------------------------
                                                 Richard C. Rowlenson
                                                 Assistant Secretary



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